                                                                    Exhibit 10.3

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                        TECHNICAL COLLABORATION AGREEMENT




                                     BETWEEN




                                SHARP CORPORATION




                                       AND




                                 UTSTARCOM INC.

                                      INDEX

ARTICLE


1.   Definitions

2.   Grant of Right

3.   Disclosure of KNOW-HOW and other Technical Information;
     Technical Assistance & Services

4.   Training of HUTS's Engineers at the FACTORY

5.   Despatch of SHARP's Technical Instructor

6.   Secrecy

7.   Machines, Equipment & Testers

8.   Supply Parts

9.   Improvements

10.  Royalty

11.  Records and Auditing

12.  Validity and Infringement

13.  Approval of Government

14.  Duration of Agreement

15.  Termination

16.  Assignment

17.  Notices

18.  Entire Agreement

19.  Force Majeure

20.  Arbitration

21. Governing Law

22.  Miscellaneous


EXHIBIT A, B & C

                        TECHNICAL COLLABORATION AGREEMENT

THIS AGREEMENT made and entered into this 31st day of March, 2000, by and between:

SHARP CORPORATION, a Japanese corporation, having its principal place of business at 22-22, Nagaike-cho, Abeno-ku, Osaka 545-8522, Japan (hereinafter referred to as "SHARP")

                                       and

UTSTARCOM INC., a Delaware corporation, having its principal place of business at 1275 Harbor Bay Parkway, Suite 100, Alameda, CA 94502, U.S.A. (hereinafter referred to as "UTSTARCOM")


                                   WITNESSETH

WHEREAS, SHARP is now and has for a long time been engaged in the manufacture and sale of SHARP's brand electric and electronic products and is the owner of certain technical know-how and intellectual property rights relating to the PRODUCTS (as hereinafter defined) and manufacture thereof; and

WHEREAS, UTSTARCOM is desirous of obtaining a right (i) to have EASTCOM (as hereinafter defined), by the good office of HUTS (as hereinafter defined), assemble and manufacture the PRODUCTS in the TERRITORY (as hereinafter defined) under said technical know-how and intellectual property rights, and (ii) to have HUTS sell or distribute the PRODUCTS in the TERRITORY so assembled and manufactured by EASTCOM; and

WHEREAS, SHARP is willing to grant to UTSTARCOM a right (i) to have EASTCOM, by the good office of HUTS, assemble and manufacture the PRODUCTS in the TERRITORY under said technical know-how and intellectual property rights and render to HUTS technical assistance, which are necessary for the assembly and manufacture of the PRODUCTS in the TERRITORY for distribution by HUTS of the PRODUCTS in the TERRITORY, and (ii) to have HUTS sell or distribute the PRODUCTS in the TERRITORY so assembled and manufactured by EASTCOM.

NOW, THEREFORE, the parties hereto hereby agree as follows:

                                  -continued-

ARTICLE 1.  DEFINITIONS

Whenever used in this Agreement, unless otherwise clearly required by the context, the following terms shall have the meanings set forth in this Article and no other.

(a)  The term "TERRITORY" means [*]

(b)  The term "PRODUCTS" means only such models of the products, which are:

     i)   specified in the EXHIBIT-A attached hereto and made a part hereof; and

     ii) carrying the trademark "UTStarcom" or other marks owned by UTSTARCOM or other marks designated by UTSTARCOM upon prior written consent of SHARP. SHARP will not refuse the use of such designated marks without a reasonable reason.

     It is expressly agreed that products which do not satisfy both of the above two conditions shall in no way be included in the meaning of the term PRODUCTS.

(c) The term "SUPPLY PARTS" means any or all materials and component parts for the PRODUCTS supplied in any form from SHARP, its subsidiary, related or affiliated company or designated factory.

(d) The term "KNOW-HOW" means any or all secret processes, secret formulae and confidential technical data, confidential manufacturing procedures and methods, which SHARP has as of the date of this Agreement and/or may during the term of this Agreement have as a result of SHARP's scientific research or practical experience through its assembly and manufacture of the equivalent model to the PRODUCTS.

(e) The term "INTELLECTUAL PROPERTY RIGHTS" means any or all rights in the TERRITORY under patents, utility models, designs, and copyrights, which SHARP owns as of the date of this Agreement in connection with the PRODUCTS. For the avoidance of doubt, INTELLECTUAL PROPERTY RIGHTS does not include any rights of trademark.

(f) The term "HUTS" means UTSTARCOM (HANGZHOU) TELECOM CO., LTD, a corporation of People's Republic of China, and a subsidiary of UTSTARCOM, having its principal place of business at 3 Yile Industrial Park, Bldg. 2/3 19 WenYi Road, Hangzhou, 310012, People's Republic of China and doing business of manufacturing, sales or distribution, and after-sales service of the communication related products.

(g) The term "EASTCOM" means EASTERN COMMUNICATIONS CO., LTD, a corporation of People's Republic of China, and having its principal place of business at No.398. Wen San Road, Hangzhou, Zhe Jiang, People's Republic of China and doing business of assembly and manufacture of the mobile communication products.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-

ARTICLE 2. GRANT OF RIGHT

(a) SHARP hereby agrees to grant to UTSTARCOM [*] right (i) to have EASTCOM, by the good office of HUTS, assemble and manufacture the PRODUCTS for sale or distribution thereof in the TERRITORY under the KNOW-HOW and INTELLECTUAL PROPERTY RIGHTS, and (ii) to have HUTS sell or distribute the PRODUCTS in the TERRITORY so assembled and manufactured by EASTCOM. UTSTARCOM agrees that it shall have [*] right (i) to manufacture or (distribute the PRODUCTS and ii) to sublicense to any third party the right granted hereby except with the prior written consent of SHARP, and it shall cause HUTS and EASTCOM to abide by the terms and conditions as set forth hereunder. In case UTSTARCOM desires to appoint another party to assemble and manufacture the PRODUCTS, both parties shall discuss and agree the terms and conditions for such appointments.

(b) The KNOW-HOW and INTELLECTUAL PROPERTY RIGHTS granted to UTSTARCOM hereunder shall be used by EASTCOM for the sole purpose of the assembly and manufacture, and by HUTS for the sole purpose of the sale of the PRODUCTS in the TERRITORY in accordance with the terms and conditions hereof and if UTSTARCOM, HUTS or EASTCOM uses the KNOW-HOW and/or INTELLECTUAL PROPERTY RIGHTS for any other purposes, SHARP shall have the right, without prejudice to SHARP's rights and remedies under this Agreement or applicable laws, to demand the royalties as specified in the EXHIBIT-B attached hereto and made a part hereof.

     It is specifically understood between the parties hereto that the use thereof by UTSTARCOM, HUTS or EASTCOM for any other purposes shall be deemed to be a material breach of this Agreement.

(c) In the event that UTSTARCOM desires to have EASTCOM assemble or manufacture the PRODUCTS for export from the TERRITORY, it shall submit to SHARP such information relating to the export as SHARP may reasonably require including but not limited to the final destination, buyer, quantity, price and specifications of the PRODUCTS. Both parties shall thereupon mutually discuss the terms and conditions regarding such export.

(d) No technical assistance relating to the assembly and manufacture of any component parts of the PRODUCTS is rendered by SHARP hereunder.

(e) SHARP hereby only warrants to UTSTARCOM that the KNOW-HOW and other technical information disclosed and furnished to HUTS by SHARP hereunder shall be sufficient to permit competent persons utilizing the appropriate parts, materials, equipment and skills to assemble and manufacture the PRODUCTS intended hereunder; SHARP shall not be responsible for the PRODUCTS thus assembled and manufactured hereunder, nor shall SHARP be liable for damages arising out of or resulting from anything made available hereunder or the use thereof or SHARP's approval, consent, certification or confirmation given to UTSTARCOM (and/or HUTS through UTSTARCOM, as the case may be)

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-
     hereunder nor shall SHARP be liable to UTSTARCOM, HUTS and/or EASTCOM for a loss of profit or any consequential damages under any circumstances.

(f) If SHARP determines to discontinue the assembly, manufacture or distribution of any equivalent models of the PRODUCTS in Japan or elsewhere for any reason whatsoever, or if UTSTARCOM fails to (i) have EASTCOM assemble and manufacture or (ii) have HUTS sell or distribute any models of the PRODUCTS in the TERRITORY for three months or more, SHARP may, in its sole discretion and by giving [*] prior written notice to UTSTARCOM, exclude such models of the PRODUCTS from among the PRODUCTS.

Article 3. DISCLOSURE OF KNOW-HOW AND OTHER TECHNICAL INFORMATION: TECHNICAL
           ASSISTANCE & SERVICES

Upon the written request of UTSTARCOM or HUTS and to the extent then available at SHARP and SHARP thinks fit, SHARP shall disclose and furnish to HUTS the KNOW-HOW and other technical information as specified in sub-paragraph i) through iii) below and HUTS shall, at its own costs and responsibility, disclose and furnish to EASTCOM said KNOW-HOW and other technical information so disclosed and furnished by SHARP. SHARP shall also render to HUTS, technical assistance and services as specified in sub-paragraph iv) below.

     i)   For the setting-up of EASTCOM's plant:
               a- Layout drawings for each process in the plant;
               b- Advice on the process layout of EASTCOM's plant (if
                  necessary) and advice on procurement of the machines, equipment, testers and tools required for the assembly and manufacture of the PRODUCTS;
               c- Layout drawings for the installation of the machines and equipment;
               d- Advice on total required electricity, gas and/or water in the plant;
               e- Plans of required number of personnel;

     ii) For each model of the PRODUCTS to be newly introduced by UTSTARCOM from SHARP from time to time:
               a- Specifications of the PRODUCTS;
               b- List for the SUPPLY PARTS (including kit price list), and component parts list for studying the local procurement (including the information of name of parts supplier, parts name, and parts specifications if available)
               c- Material on required standard production time by each
                  production process and working instruction manual;
               d- Schematic diagrams;
               e- Draft of instruction manual (written in Japanese);
               f- Advice on method and/or standard of quality control (key point and standard)
               g- Process flow chart;
               h- Proposal or idea of inspection procedure of the PRODUCTS i- Advice on procurement and/or use of exclusive testers and tools
               j- Advice on the after-sales service for the PRODUCTS (if
                  necessary)
               k- Assistance for field test of the PRODUCTS (if necessary)

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-
               l- LCD artwork (the cost shall be separately borne by UTSTARCOM.) m- Floppy disk including the software (data, program, etc.) to be written into EEPROM for the PRODUCTS

     iii) For the continuous assembly and manufacture of each model of the
          PRODUCTS:

               a- Advice on production engineering
               b- Advice on improvement of production method;
               c- Advice and/or guidance on quality control; and

     iv) Despatch of SHARP's technical instructor to HUTS and/or EASTCOM, and/or training of HUTS's engineers at SHARP's factory or its designated factory (hereinafter collectively called the "FACTORY") pursuant to Articles 4 and 5 hereof to facilitate the disclosure and provision of the KNOW-HOW and other technical information.

ARTICLE 4 TRAINING OF HUTS'S ENGINEERS AT THE FACTORY

(a) Upon UTSTARCOM's prior written request and to the extent then available at SHARP and as SHARP thinks fit, SHARP agrees to give a reasonable number of HUTS's engineers (hereinafter called the "TRAINEE") such technical training as SHARP thinks appropriate at the FACTORY for a reasonable period of time in relation to the assembly and manufacture of the PRODUCTS.

(b) [*] expenses [*] to be incurred in this connection shall, unless otherwise specifically agreed upon between the parties hereto in writing, be for the account of UTSTARCOM. It is expressly agreed that SHARP shall be under no liability to the TRAINEE, UTSTARCOM and/or HUTS for any injuries and damages to the TRAINEE's health in mind and body and property which he may suffer regardless of whether he is in the premises of SHARP or not.

(c) UTSTARCOM shall give SHARP at least [*] prior notice before the TRAINEE leaves the TERRITORY for the FACTORY, stating: the name, number, position, brief curriculum vitae, leader of the TRAINEE in case of plural TRAINEE being sent; subject of training; time of TRAINEE's arrival; and the period of stay desired of each TRAINEE.

(d) Training hours, holidays and other conditions and regulations of work for the TRAINEE to be trained by SHARP at the FACTORY shall be based on such FACTORY's working conditions and regulations. No TRAINEE shall be considered for any purpose to be an employee of SHARP or FACTORY.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-

ARTICLE 5. DESPATCH OF SHARP'S TECHNICAL INSTRUCTOR

(a) Upon UTSTARCOM's prior written request or SHARP's written recommendation made from time to time during the term of this Agreement and where both parties concurrently deem it appropriate and necessary, SHARP agrees to despatch to HUTS and/or EASTCOM (by the good office of HUTS) designated by UTSTARCOM and SHARP agrees, for a reasonable period of time a reasonable number of engineer(s) and/or specialist(s) (hereinafter called the "INSTRUCTOR") to more effectively and efficiently disclose and furnish the KNOW-HOW and other technical information and to give technical guidance and instructions to HUTS in relation to the assembly and manufacture of the PRODUCTS hereunder. The time and period of despatch of the INSTRUCTOR shall be decided by mutual consultation of the parties hereto.

(b) All necessary costs and expenses incurred in connection with the despatch of the INSTRUCTOR [*] shall be borne and paid by UTSTARCOM.

(c) UTSTARCOM shall cause HUTS to take necessary steps to obtain (or help to obtain as the case may be) from the authorities concerned the entrance visa into the TERRITORY of the INSTRUCTOR and UTSTARCOM shall cause HUTS to use its best efforts to help the INSTRUCTOR in carrying out all customs clearance procedures for entry into and departure from the TERRITORY of the INSTRUCTOR and to give all necessary facilities and assistances to the INSTRUCTOR in the TERRITORY.

(d) All the detailed terms and conditions in connection with all the preceding paragraphs of this Article and other necessary matters (including a guarantee of status by UTSTARCOM of the INSTRUCTOR) in relation to the despatch of the INSTRUCTOR shall be in accordance with a separate agreement to be executed between the parties hereto.

(e) UTSTARCOM shall obtain from EASTCOM the permission for SHARP or its representatives to inspect the processes and equipment employed by EASTCOM in the assembly or manufacture of the PRODUCTS, if SHARP deems it necessary from time to time.


ARTICLE 6. SECRECY

UTSTARCOM shall, and shall cause HUTS and EASTCOM to, keep strictly confidential all the KNOW-HOW and all other information furnished or made available by SHARP, whether in written, oral or any other form or forms, under this Agreement (or any previous agreement, if any, similar thereto), both during the term hereof and thereafter. UTSTARCOM agrees that it shall not without the prior written consent of SHARP cause HUTS and EASTCOM to disclose them in any manner to anyone other than their own employees who will be using them in the assembly, manufacture and distribution of the PRODUCTS.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-

Notwithstanding the foregoing provisions, SHARP agrees that UTSTARCOM may disclose the contents of this Agreement as may be required by law, including but not limited to the disclosure of this Agreement as may be required by the United States Securities and Exchange Commission.

ARTICLE 7. MACHINES, EQUIPMENT & TESTERS

SHARP will upon the request of UTSTARCOM made from time to time, furnish to UTSTARCOM (or HUTS, if UTSTARCOM requests so) a list of machines, equipment, testers and tools (hereinafter collectively or individually, as the case may be, called the "MACHINES" in this Article) appropriate to the assembly and manufacture by EASTCOM of the PRODUCTS in the TERRITORY and will be ready to supply with the MACHINES for the use of EASTCOM under the terms and conditions agreeable to both parties.

In case UTSTARCOM (or HUTS, as the case may be) wishes to purchase any of the MACHINES specified by SHARP from sources other than SHARP, UTSTARCOM shall submit to SHARP in advance full information, and obtain SHARP's confirmation, with respect to such purchase so that SHARP may make sure that such MACHINES shall be appropriate to the assembly and manufacture of the PRODUCTS; provided, however, that such SHARP's confirmation shall in no way be regarded as SHARP's assumption of any responsibility for the MACHINES. Should troubles with respect to such MACHINES arise, SHARP will give technical advice to HUTS to the extent possible.

ARTICLE 8. SUPPLY PARTS

UTSTARCOM wishes to continuously purchase from SHARP all the materials and/or component parts necessary for the assembly, manufacture and servicing of the PRODUCTS according to the Parts Supply Agreement separately concluded between the parties hereto. However, SHARP acknowledges that UTSTARCOM reserves the right to purchase such materials and/or component parts from other sources, including but not limited to local sources within the TERRITORY.

ARTICLE 9. IMPROVEMENTS

All the technical information on ordinary improvements in or in connection with the PRODUCTS made by either party shall be furnished to the other party (including HUTS [*] during the term of this Agreement.

The foregoing provisions of this Article shall not to any, [*] which shall be subject to separate good faith negotiation and agreement between the parties to this Agreement.

Both parties (including HUTS) will make a best effort including every possible advice or support by SHARP in maintaining the competitiveness of the PRODUCTS on the market in the TERRITORY. Notwithstanding the items 1 and 2 specified in the EXHIBIT-C, if HUTS makes certain modifications to the then existing model(s) of the PRODUCTS

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-
based on SHARP's advice and support, then the parties to this Agreement will negotiate in good faith as to a separate agreement relating to such modifications, which may include the establishment of additional royalties that may be directly derived from such modifications.

ARTICLE 10. ROYALTY

In consideration of the INTELLECTUAL PROPERTY RIGHTS, the KNOW-HOW and other technical information granted to UTSTARCOM hereunder, UTSTARCOM shall pay to SHARP the following royalties in the amount and in the manner specified below.

(a) UTSTARCOM shall pay to SHARP an Initial Payment in such an amount as specified in the EXHIBIT-B within [*] after the effective date set forth in
     Article 14 of this Agreement.

(b) UTSTARCOM shall pay to SHARP a Model Fee in such amounts as specified in the EXHIBIT-B within [*] following the disclosure of the substantial part of the KNOW-HOW and/or other technical information relating to the models specified in the EXHIBIT-B and any new or modified model of the PRODUCTS. Said disclosure shall be made subject to the written confirmation of UTSTARCOM to pay the relevant Model Fee. Classification of the new model or the modified model shall be determined by designation of SHARP on the basis set forth in the EXHIBIT-C attached hereto and made a part hereof.

(c)  Running Royalty
     i) UTSTARCOM shall pay to SHARP a Running Royalty at such rates as are specified in the EXHIBIT-B against the Net Selling Price (as defined below) of all the PRODUCTS Sold (as defined below) by HUTS during the term of this Agreement. For the purpose of this Article, "Net Selling Price" means the gross selling price of the PRODUCTS sold by HUTS to the sales subsidiaries in the TERRITORY of UTSTARCOM less only accepted returns from the customers of said sales subsidiaries hereinabove. The PRODUCTS shall be considered "Sold" hereunder when billed (or invoiced) out to said sales subsidiaries, or if not billed out, then when delivered or when paid for if paid for before delivery.

     ii) Running Royalty shall be computed for [*] period terminating on the [*] UTSTARCOM shall send its statement of royalty due for the immediately preceding [*] period, together with full evidence which SHARP may require, to reach SHARP not later than the [*] and UTSTARCOM shall make payment to SHARP not later than [*] after receipt by UTSTARCOM of SHARP's telefax acceptance of UTSTARCOM's royalty statement mentioned above or within [*] after the expiration of the immediately preceding [*] whichever is the earlier, provided always that payments made to SHARP before SHARP accepts such royalty statement shall be on account only.

(d)  All the payments due under this Article shall be made in Japanese currency

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-
     strictly in accordance with this Article, converted from Chinese RMB at the official T.T.S. (Telegraphic Transfer Selling) closed rate of exchange prevailing in New York Foreign Exchange market on the expiry date of the immediately preceding [*] period for the calculation of the royalties hereunder.

(e) All payments made to SHARP hereunder shall be by means of official telegraphic transfer remittance or mail transfer remittance.

(f) [*] and all payment specified herein shall represent the net amount to be received by SHARP. However, if UTSTARCOM shall be required under the laws of the U.S.A. to deduct any income taxes which may be levied against SHARP from any payments made to SHARP hereunder, then UTSTARCOM shall be entitled to deduct, subject to prior notification to SHARP and confirmation by SHARP thereof, such income taxes from the payments to be made, provided that UTSTARCOM promptly furnishes to SHARP tax receipts or other satisfactory evidence in a form acceptable to the Japanese Government and its local government tax administration certifying the fact that such taxes have been duly paid.

(g) In the event of delay by UTSTARCOM in the making of any payment due under this Article, all payments overdue to SHARP shall be subject to interest, which shall accrue on a daily basis, at the rate of [*] per annum until such payments are made.

(h) In the event new model of the PHS Terminal is agreed in writing by both parties to be additionally included in the PRODUCTS, each such new model shall be subject to the separate Model Fee and Running Royalty in such an amount and at such rates as may be agreed upon by the parties hereto which shall be payable, unless otherwise agreed upon, in the same manner and upon the same conditions as set forth in this Article.

ARTICLE 11. RECORDS AND AUDITING

During the term of this Agreement and thereafter for [*] UTSTARCOM shall cause HUTS to keep true and accurate records, files and books of account showing all information necessary for the preparation of the royalty statements stated in paragraph (c) ii) of Article 10 hereof and UTSTARCOM shall, upon SHARP's request, submit at its own cost and expense to SHARP an auditor's certificate or report of royalty statement issued by an independent certified public accountant acceptable to and/or as appointed by SHARP, and shall cause HUTS to disclose these books to SHARP, its representative or its agents during its ordinary working hours and shall cause HUTS to make all explanations thereof requested by SHARP, its representative or its agents for the sole purpose of checking the accuracy of the royalty statements.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-

ARTICLE 12. VALIDITY AND INFRINGEMENT

(a) SHARP represents and warrants to UTSTARCOM and HUTS that the KNOW-HOW and INTELLECTUAL PROPERTY RIGHTS are the original work of SHARP in each and all aspects.

(b) UTSTARCOM shall have no right to apply for registration of any intellectual property rights in the TERRITORY or any other country with regard to the KNOW-HOW and other technical information made available or furnished by SHARP hereunder, or to apply itself as the registered licensee or user of any of the INTELLECTUAL PROPERTY RIGHTS.
     UTSTARCOM shall cause HUTS and EASTCOM to abide by same obligation above of UTSTARCOM.

(c) UTSTARCOM shall cause HUTS and EASTCOM to promptly notify UTSTARCOM and accordingly UTSTARCOM shall promptly notify SHARP in addition to its own awareness, of any and all infringements, imitations or illegal use of the INTELLECTUAL PROPERTY RIGHTS and of any statements or action made or done by any person, firm or corporation disputing or impairing SHARP's interest in and title to any of the INTELLECTUAL PROPERTY RIGHTS.

(d) Whenever in the opinion of SHARP, any action is necessary or advisable to insure the protection or prevention against such infringements, imitations or illegal use of any INTELLECTUAL PROPERTY RIGHTS, (i) SHARP may take any action in the courts, administrative agencies or otherwise, and (ii) upon the request of SHARP and subject to and within the scope of SHARP's agreement to reimburse UTSTARCOM for any expenses to be incurred by UTSTARCOM, UTSTARCOM shall or shall cause HUTS to take whatever action is deemed necessary by SHARP to insure such protection or prevention.
     SHARP shall not be obligated to take any action against such infringements, imitations or illegal use and shall have no liability to UTSTARCOM, HUTS and EASTCOM for failure to do so. UTSTARCOM shall or shall cause HUTS to take no action with respect to any infringement, imitation or illegal use of any INTELLECTUAL PROPERTY RIGHTS unless requested by SHARP to do so.
     In any circumstances all the proceeds or recovery of any damages awarded in such action shall accrue to SHARP.

(e) In the event, however, that UTSTARCOM (or HUTS or EASTCOM, as the case may be) is threatened or involved in any infringement or other like litigation in the TERRITORY, by reason of its exercise of rights acquired under this Agreement, SHARP will render to UTSTARCOM (or HUTS or EASTCOM, as the case may be) such assistance as SHARP, in its sole discretion, deems appropriate in defending such litigation or threatened litigation at the expense of UTSTARCOM. SHARP shall, in view of that the amounts of Royalties mentioned in Article 10 is a consideration only for the INTELLECTUAL PROPERTY RIGHTS, the KNOW-HOW and other technical information necessary for the assembly and manufacture of the PRODUCTS, not be held responsible by UTSTARCOM (or HUTS or EASTCOM, as the case may be) (i) for infringement of any patent, utility

                                  -continued-
     model right, design, copyright or other intellectual property rights of third parties, or damages or cost involved in any proceeding based on such infringements, (ii) for the validity of any INTELLECTUAL PROPERTY RIGHTS granted hereunder, or the inability of HUTS (or EASTCOM, as the case may be) to use such INTELLECTUAL PROPERTY RIGHTS or KNOW-HOW because of any patent, utility model right, design, copyright or other intellectual property rights of third parties or (iii) for any additional royalties or obligations incurred by UTSTARCOM (or HUTS or EASTCOM, as the case may be) because of any patent, utility model right, design, copyright or other intellectual property rights of third parties.

(f) In the event that SHARP becomes or is made, whether by judicial declaration, settlement, agreement of the relevant parties or in any other manner, responsible for or liable to pay damages, costs, royalties or any other compensation or consideration or to perform any other obligation, whether in respect of past, present or future acts or circumstances (the "Obligation"), to a third party with respect to or arising out of an infringement or alleged infringement of any patent, utility model right, design, copyright or any other intellectual property right of the third party in the TERRITORY resulting from the assembly and manufacture by EASTCOM or sale or distribution by HUTS of the PRODUCTS hereunder, UTSTARCOM shall or shall cause HUTS and EASTCOM to indemnify and hold harmless SHARP in full, or in part as may be determined by SHARP in its sole discretion, with respect to the Obligation to be paid to or performed for the benefit of the third party. SHARP may, in its sole discretion, determine the manner in which such indemnification by UTSTARCOM (or HUTS or EASTCOM, as the case may be) shall be made. In exercising its discretion pursuant to this paragraph, SHARP shall give due consideration to the contribution of each party (including HUTS and EASTCOM, as the case may be), the particular circumstances of the Obligation and the profit and other benefits received by each party (including HUTS and EASTCOM, as the case may be) hereto in respect of the subject matter of this Agreement.

ARTICLE 13. APPROVAL OF GOVERNMENT

Each party shall obtain the official approval of its government on this Agreement, if such approval is necessary to perform this Agreement. Each party shall inform the other party of the date of approval of the government together with a copy of such approval (accompanied by English translation if not provided in English) immediately after it is obtained.

ARTICLE 14. DURATION OF AGREEMENT

This Agreement shall be deemed to have been come into force on the 1st day of December, 1999 retroactively, and unless earlier terminated in accordance with the provisions hereof, shall continue in force and effect for [*] until and including the [*]. It is understood by the parties hereto that this Agreement shall be, either automatically or with amendment or modification (if any) and subject to any necessary government approval, renewed thereafter on a [*] basis, unless either of the parties hereto gives the other party at least [*] prior written notice to terminate this Agreement before the expiration of the

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  -continued-
initial term or any extended term of this Agreement. If such prior written notice is made by either party, then this Agreement shall terminate on the initial or as the case may be, duly extended expiration date of this Agreement.

ARTICLE 15. TERMINATION

(a) In the event of the occurrence of any of the following events to either party (including HUTS and EASTCOM, as the case may be, for the purpose of this Article), the other party may forthwith terminate this Agreement and/or any other agreement concluded under or in connection with this Agreement by sending a written notice to the first party by registered air mall:

     i) If either party hereto continues in default of any material obligation imposed on it herein and/or therein for more than two(2) months after written notice has been despatched by registered airmail by the other party requesting the party in default to remedy such default;

     ii) If either party hereto is subjected to compulsory execution, public auction, coercive collection for its arrearage of taxes or public imposts, or suspension of business by public authorities, or appointment of any receiver or trustee of itself or any substantial portion of its property, or if an application or petition is submitted against either party for bankruptcy, corporate arrangement or commencement of corporate reorganization, or if either party hereto files voluntarily against it an application or petition for bankruptcy, corporate arrangement or commencement of corporate reorganization or composition, or if either party hereto adopts a resolution for discontinuance of its business or for a substantial decrease of its capital or for dissolution or merger into another company, or makes general assignment for the benefit of creditors, or if either party hereto becomes unable to pay debts, or if either party hereto is declared default of any material contract between it and any third party and such contract is cancelled or its payment obligation under such contract is accelerated;

     iii) If, due to any substantial change in ownership, management or effective control of either party or in the objects of the company stated in the Memorandum of Association or Articles of Incorporation or a similar document of either party, (1) there exist, or in the reasonable opinion of the other party there is any ground to suspect the existence of, any obstacles to the effective continuance of this Agreement, or (2) there occurs a situation which in the reasonable opinion of the other party would be detrimental to its interests; or

     iv) If there is any other material cause justifying either party to terminate this Agreement, such as material and irreparable injury to goodwill or reputation by the other party, commission by other party of a fraud on or betrayal of confidence in or criminal act against the first party, disclosure or divulgence by the other party of the first party's confidential information.

                                  -continued-

(b)  In the event of termination of this Agreement for any reason whatsoever:

     i) UTSTARCOM shall promptly cause HUTS and EASTCOM to return to SHARP all specified documents and tangible property supplied by or belonging to SHARP in connection with this Agreement and shall cause HUTS and EASTCOM to keep confidential all information received from SHARP hereunder.

     ii) UTSTARCOM shall cause HUTS and EASTCOM to promptly discontinue the use of the KNOW-HOW and other confidential information and the INTELLECTUAL PROPERTY RIGHTS and shall cause HUTS to promptly discontinue the sale of the PRODUCTS assembled and manufactured by EASTCOM.

     iii) All sums including those accrued pursuant to Articles 4, 5 and 10 hereof shall become immediately due and payable. Notwithstanding the provisions of paragraph (c) of Article 10 hereof, all PRODUCTS the assembly and manufacture of which have been completed at the date of the termination of this Agreement shall be deemed Sold, and UTSTARCOM shall pay the Running Royalty thereof calculated by applying the average Net Selling Price of the relevant models of the PRODUCTS (or similar models thereof) during the current royalty period in which the termination of this Agreement occurs.

(c) Notwithstanding the provisions specified in paragraph (b) ii) of this Article, unless this Agreement is terminated by a cause or causes which SHARP deems attributable to UTSTARCOM (or HUTS or EASTCOM, as the case may be), UTSTARCOM may cause HUTS and EASTCOM to dispose of the PRODUCTS and the SUPPLY PARTS in the TERRITORY which HUTS and/or EASTCOM have on hand at the time of termination of this Agreement within such a reasonable period of time as may be agreed upon by the parties provided that such sales are made without impairing SHARP's reputation.

(d) In the event that either party (including HUTS and EASTCOM, as the case may be) defaults in the due performance of its obligations hereunder or under any agreement made pursuant hereto or in respect hereto, or in the event that this Agreement is terminated pursuant to paragraph (a) of this Article, then the other party or the party despatching a notice of termination pursuant to paragraph (a) of this Article (collectively the "Affected Party") may demand compensation from the first party for the losses and damages incurred or suffered by the Affected Party as a result of any such default or termination.

(e) Except as otherwise provided elsewhere in this Agreement any termination of this Agreement shall be without prejudice to any right and remedy which shall have accrued to either party under or in connection with this Agreement prior to such termination.

                                  -continued-

ARTICLE 16. ASSIGNMENT

Neither party (including HUTS as the case may be) shall assign, transfer or otherwise dispose of this Agreement in whole or in part or any right or obligation hereunder to any individual, firm or corporation without the prior written consent of the other party.

ARTICLE 17. NOTICES

(a) Except as otherwise provided herein all notices to be given or made under this Agreement shall be in writing and sent by registered airmail and addressed to the principal office of the parties indicated hereinabove or to such other address as either party may hereafter furnish to the other party in writing.

(b) All notices shall be deemed to have been given or made on the day of despatch.

ARTICLE 18. ENTIRE AGREEMENT

This Agreement constitutes the entire and only agreement between the parties hereto as to the subject matter contained herein and supersedes all previous understandings, commitments and agreements whether oral or written relating to the subject matter hereof, and no modification, amendment or supplement of this Agreement shall be binding upon the parties hereto except by mutual express written consent of subsequent date signed by an authorized representative or officer of each of the parties hereto.

ARTICLE 19. FORCE MAJEURE

Except with respect to any and all payments which are to be made to SHARP pursuant to Articles 4, 5 and 10 hereof, neither party (including HUTS and EASTCOM, as the case may be) shall be liable for failure to perform any part of this Agreement when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, inevitable accidents, war (declared or undeclared), embargoes, blockades, legal restrictions, governmental regulations, riots, insurrections, or any cause beyond the control of the parties but this Agreement shall not be regarded as terminated or frustrated as a result of such failure of performance and the parties shall continue once more with its performance when the causes of such non-performance have ceased or have been eliminated.

ARTICLE 20. ARBITRATION

Any dispute arising from the execution of, or in connection with, this Agreement shall be settled through friendly consultation between the parties. If the dispute cannot be settled within sixty (60) days from the first date of consultation, the dispute shall be settled by arbitration consisting of three
(3) arbitrators. Arbitration shall be held in San Francisco, California under the International Arbitration Rules of the American Arbitration

                                  -continued-

Association if initiated by SHARP, and shall be held in Osaka, Japan under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association if initiated by UTSTARCOM. The award rendered by the arbitration shall be final and binding upon the parties and may be entered by any court having jurisdiction.

ARTICLE 21. GOVERNING LAW

It is mutually agreed that the terms of this Agreement and the performance hereunder shall in all respects be governed, construed and interpreted in accordance with the laws of Japan, excluding its provisions regarding conflict of laws.

ARTICLE 22 MISCELLANEOUS

(a) SEPARABILITY: The parties hereto agree that, in the event of one or more of the provisions hereof being subsequently declared invalid or unenforceable by court or administrative decisions, such invalidity or unenforceability shall not in any way affect the validity or enforceability of any other provisions hereof except those which the invalidated or unenforceable provisions comprise an integral part of or are otherwise clearly inseparable from such other provisions.

(b) WAIVER: A waiver by a party hereto of any particular provision hereof shall not be deemed to constitute a waiver in the future of the same or any other provision of this Agreement.

(c) EXPENSES: Unless otherwise expressly agreed herein or otherwise in writing by the parties hereto, each party shall bear all losses, damages, expenses, disbursements and liabilities incurred or made by itself or any other investment made by itself in connection with or in pursuance of this Agreement, and neither party shall be entitled to compensation or remedy of any kind whatsoever from the other party for the said losses, damages, expenses, disbursements, liabilities or investment whether on termination of this Agreement for any reason whatsoever or otherwise unless otherwise expressly agreed upon in writing by the other party.

(d) INDEMNITY: UTSTARCOM shall defend, indemnify and hold harmless SHARP from and against any and all actions, claims, demands, suits, losses, damages, costs, expenses and judgements (including attorney's fee thereof) by whomever made, brought or prosecuted and in any manner based upon, arising out of, related to, occasioned by or attributable to any breach by UTSTARCOM (including HUTS and EASTCOM, as the case may be) of any provisions of this Agreement or any act or omission by UTSTARCOM (including HUTS and EASTCOM, as the case may be), its employees or agents in the performance thereof.

(e) RESTRICTED OBLIGATION: SHARP assumes, by implication or otherwise, no obligation, liability or responsibility other than those expressly set forth in this Agreement

                                  -continued-

(f) OTHER CONDITION: If, after the effective date set forth in Article 14 hereof, any Japanese government approval is further required for SHARP to perform its obligations under Articles 3, 4, 5, 7, and 8, the performance of such obligations shall be subject to such government approval.

(g) TITLE: The titles of Articles in this Agreement have been inserted for convenience only and shall in no way be used in the interpretation hereof.

(h) GUARANTEE OF HUTS AND EASTCOM: UTSTARCOM hereby unconditionally guarantees to SHARP the due and punctual performance by HUTS and/or EASTCOM of all the material terms and conditions of this Agreement to be performed by HUTS and/or EASTCOM hereunder, and indemnifies and holds SHARP harmless from and against any damages, costs, expenses and other liabilities incurred by SHARP by reason of failure of HUTS and/or EASTCOM to fully perform and comply with the material terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives or officers duly authorized thereunto as of the date first noted above.

SHARP CORPORATION                          UTSTARCOM INC

By:                                        By:  /s/ HONG LIANG LU
   ---------------------------------------     ---------------------------------
Name:  Sueyuki Hirooka                     Name:  Hong Liang Lu
Title: Corporate Senior Executive Director Title: President
       & Group General Manager,                   & Chief Executive Officer
       International Business Group


                                           Above agreed and accepted:

                                           UTSTARCOM (HANGZHOU) TELECOM CO., LTD
                                           By:  /s/ JOHNNY CHOU
                                              ----------------------------------
                                           Name:  Johnny Chou
                                           Title: Executive Vice President
                                                  & Chief Operating Officer
                                                  China Operations

EXHIBIT-A                 DEFINITION OF THE PRODUCTS      Date: 31st March, 2000

[*]

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT-B                   ROYALTY SCHEDULE              Date: 31st March, 2000

[*]

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.